UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 20, 2010

Zanett, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

Zanett, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on May 20, 2010 at its corporate headquarters, 635 Madison Avenue, 15th Floor, New York, NY 10022.  The following proposals were submitted to the Company’s stockholders:

• Proposal No. 1:	Election of four directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal and resignation
• Proposal No. 2:	Approval of a financing transaction pursuant to a convertible note with Rockport Investments Ltd.
• Proposal No. 3:	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000
• Proposal No. 4:	Approval of an amendment to the Company's Certificate of Incorporation to grant voting rights to Rockport Investments Ltd. with respect to a convertible note

The Board of Directors nominated, and the stockholders voted for, four directors as follows:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Leonard Goldstein	4,900,239	–	5,956	–
Claudio M. Guazzoni	4,891,746	–	14,449	–
L. Scott Perry	4,899,896	–	6,299	–
Charles T. Johnstone	4,900,239	–	5,956	–

The following three matters were voted on by the stockholders as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2	4,896,067	6,221	3,657	–
Proposal 3	4,898,873	4,152	2,920	–
Proposal 4	4,809,528	93,723	2,944	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: May 25, 2010	By: /s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer